                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):                 March 23, 1999



                               COAST RESORTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




     Nevada                        0-26922                       88-0345704
(STATE OR OTHER                (COMMISSION FILE               (I.R.S. EMPLOYER
JURISDICTION OF                    NUMBER)                   IDENTIFICATION NO.)
 INCORPORATION)

               4500 West Tropicana Avenue, Las Vegas, Nevada 89103

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (702) 365-7000

                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS.

         On March 23, 1999, Coast Hotels and Casinos, Inc. ("Coast Hotels and Casinos"), a Nevada corporation and wholly-owned subsidiary of Coast Resorts, Inc. (the "Company"), announced the expiration at 5:00 p.m. New York City time on March 22, 1999 (the "Expiration Time") of a tender offer (the "Tender Offer") for its 13% First Mortgage Notes due 2002 (the "13% Notes") pursuant to its Offer to Purchase and Consent Solicitation Statement dated February 19, 1999 and that it had accepted all 13% Notes tendered in the Tender Offer. As of the Expiration Time, approximately $173,040,000 principal amount, or 99% of outstanding 13% Notes, had been validly tendered and not withdrawn. Coast Hotels and Casinos also announced that it had closed its offering of 9 1/2% Senior Subordinated Notes due 2009 (the "9 1/2% Notes") and its new credit facility. A copy of Coast Hotels and Casino's press release relating to the expiration of the Tender Offer and the closing of its offering of the 9 1/2% Notes and the new credit facility is filed as Exhibit 99.1 to this Current Report on Form 8-K.




ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    Exhibit No.                                                 Description
    -----------                                                 -----------
       99.1          Press Release of Coast Hotels and Casinos, dated March 23, 1999, announcing the expiration of the its Tender Offer and the closing of the offering of its 9 1/2% Notes and the new credit facility.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         COAST RESORTS, INC.,
                                         a Nevada corporation



                                         By:   /s/ GAGE PARRISH
                                               --------------------------------
                                         Name:  Gage Parrish
                                         Title: Vice President and Chief
                                                Financial Officer
March 26, 1999






                                       3